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                                                                   EXHIBIT 10.22

                                  AMENDMENT TO

                           LICENSE PURCHASE AGREEMENT

         THIS AMENDMENT is made and entered into this 18th day of January, 2000, by and between CNJ Distributing Corp., a Montana corporation, 3503 West 41st Street, Sioux Falls, South Dakota (the "Seller") and Founders Food & Firkins Ltd., a Minnesota corporation, 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416 (the "Purchaser").

                                R E C I T A L S:

         WHEREAS, the Seller and the Purchaser have entered into an agreement, dated December 20, 1999 (the "Agreement"), pursuant to which the Purchaser will buy from the Seller On-sale Liquor License No. RL5959 (the "License"), permitting the sale of alcoholic beverages at 3503 West 41st Street, Sioux Falls, South Dakota; and

         WHEREAS, the Seller and the Purchaser wish to amend the Agreement to provide that the Purchaser will deposit the cash payable at the Closing (as defined in the Agreement) into an escrow account with a third-party title company prior to 4:00 p.m. (C.S.T.) on Thursday, February 10, 2000; and

         WHEREAS, the Seller and the Purchaser wish to amend the Agreement with respect to the earnest money deposit paid to the Seller by the Buyer;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the parties hereto agree (i) that the Purchaser will deposit the cash payable at the Closing with Tri-County Abstract and Title Guaranty, Inc. (the "Escrow Agent") prior to 4:00 p.m. (C.S.T.) on Thursday, February 10, 2000, (ii) that the Seller will cause its counsel to deliver the affidavit required to effectuate the transfer of the License to the appropriate governmental authority following receipt by such counsel of written notice from the Escrow Agent of the Escrow Agent's receipt of the cash payable at the Closing, (iii) that the Escrow Agent will release the cash payable at the Closing to the Seller, pursuant to the terms and conditions contained in the escrow agreement attached hereto as Exhibit A, upon the Escrow Agent's receipt of written authorization from the Purchaser at the Closing, and (iv) that
Section 3(b) of the Agreement shall be restated in its entirety as follows:

         If the City of Sioux Falls fails to approve the transfer of the License from Seller to Purchaser, through no action, misaction, or other effort on behalf of Purchaser, Seller shall refund said earnest money to Purchaser without interest. If the City of Sioux Falls fails to approve the transfer of the License from Seller to Purchaser, due to Purchaser's action, inaction, misuse, or any other affirmative or non-affirmative act or omission, Seller shall retain, as liquidated damages, the $10,000 earnest money payment paid upon execution of this Agreement. The parties recognize that the Seller will be damaged due to the legal fees incurred and the loss of opportunity to market the License for sale during the pendency of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective the date first above written.

CNJ DISTRIBUTION CORP.               FOUNDERS FOOD & FIRKINS LTD.

By /s/ George Frank                        By /s/ Steven J. Wagenheim
  ----------------------------                ---------------------------------
       George Frank, President                    Steven J. Wagenheim, President
                                                  and Chief Executive Officer










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                                    EXHIBIT A

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into this ______ day of January, 2000, by and between CNJ Distributing Corp., a Montana corporation, 3503 West 41st Street, Sioux Falls, South Dakota (the "Seller"), Founders Food & Firkins Ltd., a Minnesota corporation, 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416 (the "Purchaser") and Tri-County Abstract and Title Guaranty, Inc., a Minnesota corporation, 921 First Street North, Suite 200, St. Cloud, Minnesota 56303 (the "Escrow Agent").

                                R E C I T A L S:

         WHEREAS, the Purchaser and the Seller have entered into an agreement dated December 20, 1999, as amended on January ____, 2000 (the "Agreement"), pursuant to which the Purchaser will buy from the Seller On-Sale Liquor License No. RL5959 (the "License"), permitting the sale of alcoholic beverages at 3503 West 41st Street, Sioux Falls, South Dakota;

         WHEREAS, the Purchaser and the Seller desire to appoint the Escrow Agent in connection with the Purchaser's purchase from the Seller of the License pursuant to the Agreement; and

         WHEREAS, the Purchaser, the Seller and the Escrow Agent desire to enter into an agreement (the "Escrow Agreement") with respect to the escrow of the cash payable by the Purchaser to the Seller at the Closing (as defined in the Agreement);

         NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:

         1. PROCEEDS TO BE PLACED IN ESCROW. The Purchaser shall deliver to the Escrow Agent prior to 4:00 p.m. (C.S.T.) on Thursday, February 10, 2000, the sum of one hundred fifty-two thousand five hundred dollars and no cents ($152,500.00), representing the cash payable by the Purchaser to the Seller at the Closing (the "Escrowed Funds"). The Escrowed Funds shall remain the property of the Purchaser and shall not be subject to any liens or charges by the Escrow Agent or judgments or creditors' claims against the Purchaser until released as hereinafter provided.

         2. DISBURSEMENT OF FUNDS. Upon the Escrow Agent's receipt of the Escrowed Funds, the Escrow Agent shall immediately provide written notice of such receipt to Carolyn Thompson, Esq., counsel for the Seller, at facsimile number (605) 334-0618. Upon receipt by the Escrow Agent of written authorization from Purchaser at the Closing or, if said authorization is not received by the Escrow Agent by 4:00 p.m. (C.S.T.) on Tuesday, March 14, 2000, upon receipt by the Escrow Agent of written notice from the City of Sioux Falls that the License was approved for transfer, Escrow Agent shall pay over to Seller the Escrowed Funds. It is hereby agreed that written notice from the City of Sioux Falls shall be a form of facsimile confirmation letter that the City of Sioux Falls has approved the transfer of the License from the Seller to the Purchaser. Any interest earned on the Escrowed Funds shall belong, and be paid, to Purchaser no more than five days after the Closing.

         The Escrow Agent shall invest the Escrowed Funds in either money market deposit accounts issued by a bank, short-term securities issued and guaranteed by the United States government, or money


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market funds; provided that any such investments must pay interest on a daily basis and allow the immediate withdrawal of funds without premium or penalty. Escrowed Funds shall not be invested in any other securities or accounts, including, without limitation, corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.

         3. TERM OF ESCROW. This Escrow Agreement shall terminate upon the earlier of (i) the Closing as provided in the Agreement, or (ii) the date ninety (90) days after the date of Purchaser's deposit of the Escrowed Funds. Upon termination hereof due to clause (i) above, the Escrow Agent shall disburse the Escrowed Funds in the manner and upon the terms directed in
Section 2 hereof. Upon termination hereof due to clause (ii) above, the Escrow Agent shall refund the Escrowed Funds to the Purchaser without any further instruction.

         4.       DUTY AND LIABILITY OF THE ESCROW AGENT.

                  (a) The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Escrowed Funds and hold them subject to release, in accordance with the written instructions of the Purchaser. No implied covenants or obligations shall be inferred from this Escrow Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof.

                  (b) Neither the Escrow Agent nor its officers, directors, employees, agents, subsidiaries, or affiliates shall be liable hereunder except for the gross negligence or willful misconduct of any of them.

                  (c) The Escrow Agent shall be entitled to rely upon any certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Escrow Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Escrow Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or receipt or advice or to make any statement or to execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (d) Except as set forth in Section 1, the Escrow Agent does not have any interest in the Escrowed Funds, but is serving as escrow holder only and has only possession thereof.

                  (e) In the event of any dispute between or conflicting claims by the Purchaser and/or any other person or entity with respect to the Escrowed Funds deposited hereunder, the Escrow Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands, or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Purchaser or the Seller for its failure or refusal to comply with such conflicting claims, demands, or instructions. The Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, acceptable to the Escrow Agent in the Escrow Agent's sole discretion, or the Escrow Agent shall have received security or an indemnity acceptable to the Escrow Agent in the Escrow Agent's sole discretion sufficient to hold the Escrow Agent harmless from and against any and all losses, liabilities, or expenses which the Escrow Agent may incur by reason of its acting. The Escrow

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         Agent may, in addition, elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem appropriate.

                  (f) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Purchaser and the Seller specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by the Purchaser and the Seller, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow.

         5. ESCROW AGENT'S FEE. The Escrow Agent shall be entitled to be paid the sum of one hundred fifty dollars and no cents ($150.00) as compensation for its services hereunder. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to, or justifiably intervenes in, any litigation pertaining to this Escrow Agreement or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable from the Purchaser and the Seller. The Escrow Agent shall bill each of the Seller and the Purchaser for one-half of the above-referenced fee. Each of the Seller and the Purchaser shall pay the Escrow Agent said fee within five
(5) business days of their receipt of such invoices.

         6. BINDING AGREEMENT AND SUBSTITUTION OF ESCROW AGENT. The terms and conditions of this Escrow Agreement shall be binding on the creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, the Escrow Agent named herein should be unable or unwilling to continue to act as the Escrow Agent hereunder, then the Purchaser and the Seller may substitute another escrow agent as the Escrow Agent hereunder. Any apportionment of the fees provided for in Section 5 will be subject to agreement of the parties.

         7. GOVERNING LAW; JURISDICTION. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court in Minnesota, including the United States District Court for the District of Minnesota located in Hennepin County, Minnesota, as a proper forum.

         8. SEVERABILITY. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

         9. AMENDMENTS; WAIVERS. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any conditions, or of the breach of any provision, term,

                                       A-3

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covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be, nor construed as, the further or continuing waiver of such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

         10. ENTIRE AGREEMENT. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understanding, oral or written, with regard to such escrow.

         11. SECTION HEADINGS. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

         12. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.

THE PURCHASER:                                           THE SELLER:

FOUNDERS FOOD & FIRKINS LTD.                             CNJ DISTRIBUTING CORP.

By:                                                      By:
   -----------------------------------------                ------------------
      Steven J. Wagenheim                                   George Frank
      President and Chief Executive Officer                 President


THE ESCROW AGENT:

TRI-COUNTY ABSTRACT AND TITLE
GUARANTY, INC.

By
   -----------------------------------------
         Dale Hanka
         President






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